UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Suite 300, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Embecta Corp. (“embecta”) held its Annual Meeting of Stockholders on February 11, 2026 (the “2026 Annual Meeting”). The final voting results for each of the matters submitted to a vote of stockholders at the 2026 Annual Meeting are as follows:

Proposal No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year (until the 2027 annual meeting of stockholders), by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Vote
Carrie L. Anderson	47,769,322	693,720	63,471	4,679,180
Robert (Bob) J. Hombach	48,372,760	99,877	53,876	4,679,180
Devdatt (Dev) Kurdikar	47,928,246	542,967	55,300	4,679,180
Milton M. Morris, Ph.D.	48,370,925	103,462	52,126	4,679,180
Claire Pomeroy, M.D.	47,544,291	933,330	48,892	4,679,180
Karen N. Prange	48,197,900	266,381	62,232	4,679,180
Christopher R. Reidy	45,774,127	2,703,053	49,333	4,679,180

Proposal No. 2: The appointment of Ernst & Young LLP as embecta’s independent registered public accounting firm for fiscal year 2026 was ratified by the stockholders by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
53,083,728	55,489	66,476	N/A

Proposal No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of embecta’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
47,665,209	786,816	74,488	4,679,180

Proposal No. 4: The stockholders approved an amendment to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
41,396,703	7,034,781	95,029	4,679,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2026	EMBECTA CORP.

	By:	/s/ Jeff Mann
Jeff Mann
Senior Vice President, General Counsel & Product Development, and Corporate Secretary